UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 12, 2015
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2015, the Board of Directors of CA, Inc. (the "Company") elected Jeffrey G. Katz as a member of the Board. Mr. Katz has been named as a member of the Audit Committee and the Compliance and Risk Committee of the Board. Mr. Katz will receive compensation as a non-employee director in accordance with the Company's non-employee director compensation practices described in the Company's annual proxy statement and further described from time to time in exhibits to the Company's periodic reports filed with the Securities and Exchange Commission. A copy of a Company press release announcing the election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	CA, Inc. press release dated March 12, 2015 relating to the election of Jeffrey G. Katz as a member of the Board of Directors of CA, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	March 12, 2015	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, Chief Governance Counsel, and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	CA, Inc. press release dated March 12, 2015 relating to the election of Jeffrey G. Katz as a member of the Board of Directors of CA, Inc.